Exhibit 4

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             12% Convertible Redeemable Notes due April 15, 2007

                                       of

                           Veqtor Finance Company, LLC




                               PURCHASE AGREEMENT


                            Dated as of June 16, 1997





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          12% CONVERTIBLE REDEEMABLE NOTE PURCHASE AGREEMENT ("Agreement"),
dated as of June 16, 1997, by and between VEQTOR FINANCE COMPANY, LLC, a Delaware limited liability company (the "Company"), and the investors listed on the signature pages hereto (each an "Investor" and, collectively, the "Investors").


                              Preliminary Statement

          The Company desires to sell, and the Investors desire to purchase at the Closing (as defined below), pursuant to the terms and conditions set forth in this Agreement, an aggregate of $50,000,000 of the Company's 12% Convertible Redeemable Notes (each a "Note", and, collectively, the "Notes").

          NOW, THEREFORE, in consideration of the mutual promises set forth herein, each Investor agrees with the Company as follows:


                                    ARTICLE 1

                                   DEFINITIONS

          "Affiliate" means, with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person.

          "Agreement" means this 12% Convertible Redeemable Note Purchase Agreement and the Exhibits attached hereto, as amended, modified, supplemented or restated from time to time.

          "Approval Date" has the meaning set forth in Section 2.4(a)(ix).

          "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

          "Capital Trust" means California Real Estate Investment Trust, a business trust organized under the laws of the State of California and established under a Declaration of Trust dated September 15, 1966, as amended, modified, supplemented or restated from time to time, and any successors thereto, whose name is intended to be changed to "Capital Trust."

          "Closing" has the meaning set forth in Section 2.3.

          "Closing Date" has the meaning set forth in Section 2.3.




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          "Common Units" shall have the meaning given that term in the Company
Agreement.

          "Company" means Veqtor Finance Company, LLC, a Delaware limited liability company.

          "Company Agreement" means the Limited Liability Company Agreement of the Company dated as of June 16, 1997, as amended, modified, supplemented or restated from time to time.

          "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Indebtedness" means with respect to any Person, without duplication, any liability of such Person (i) for borrowed money, (ii) evidenced by bonds, debentures, notes (including, without limitation, the Notes) or other similar instruments, (iii) constituting capitalized lease obligations, (iv) incurred or assumed as the deferred purchase price of property, or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable arising in the ordinary course of business), and (v) for Indebtedness of any other Person of the type referred to in clauses (i) through (iv) which are secured by any Lien on any property or asset of such first referred to Person.

          "Interest" means a limited liability company interest in the Company, including the right of the holder thereof to any and all benefits to which a Member may be entitled as provided in the Company Agreement, together with the obligations of a Member to comply with all of the terms and provisions of the Company Agreement.

          "Investor" and "Investors" have the meanings set forth in the preamble to this Agreement.

          "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest.

          "Managing Member" means CalREIT Investors Limited Partnership, an Illinois limited partnership ("CRIL"), or V2 Holdings LLC, a Delaware limited liability company ("V2H"), each in their capacity as Members of the Company designated as managers.

          "Member" means any Person that holds an Interest in the Company, is admitted as a member of the Company pursuant to the provisions of the Company Agreement, and named as a member of the Company on Schedule A to the Company Agreement and includes any Person admitted as an Additional Member or a Substitute Member (as



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such terms are defined in the Company Agreement) pursuant to the provisions of the Company Agreement, in such Person's capacity as a member of the Company.

          "Note" and "Notes" have the meanings set forth in the Preliminary Statement of this Agreement.

          "Person" means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a joint-stock company, a trust, a business trust, a government or any agency or any political subdivision, any unincorporated organization or any other entity.

          "Preferred Units" shall have the meaning given that term in the Company Agreement.

          "Related Agreements" has the meaning set forth in Section 2.4(iv).

          "Securities Act" means the Securities Act of 1933, as amended.


                                    ARTICLE 2

                           PURCHASE AND SALE OF NOTES

         Section 2.1 Authorization of Note Issuance. On or before the Closing, the Company will authorize the issuance and delivery of the Notes in the aggregate principal amount of $50,000,000, to be dated the date of issuance thereof and to be issued pursuant to this Agreement. The Notes shall be convertible into Preferred Units. The terms of such conversion and additional rights, restrictions and privileges are described in the Notes, which shall be in the form of the Note attached hereto as Exhibit A.

         Section 2.2 Purchase and Sale of Notes. On the terms and subject to the conditions of this Agreement, and in reliance upon the representations and warranties contained herein, at the Closing the Company shall issue and sell or cause to be sold to each Investor, and each Investor shall purchase from the Company, the principal amount of Notes set forth opposite such Investor's name on the signature pages hereto for a purchase price equal to such principal amount of Notes.

         Section 2.3 Closing and Closing Date. Subject to Section 2.4, the closing of the purchase and sale of the Notes (the "Closing") will take place on the first Business Day following the Approval Date, or such other date as the parties hereto may agree (the date of such closing, the "Closing Date"). At the Closing, the Company shall deliver to each Investor, free and clear of any lien, charge, encumbrance or expense (including, without limitation, any tax or other fee payable in connection with such issuance), a Note in the aggregate principal amount set forth opposite such Investor's name on the signature pages hereto, registered in the name of each such Investor.




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          Section 2.4 Conditions to Closing.

          (a) The obligation of each Investor to close the transactions contemplated hereunder is subject to the satisfaction on or prior to the Closing Date of the following conditions:

          (i) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (A) preventing the consummation of the Closing of the transactions contemplated by this Agreement or (B) which is reasonably likely to materially adversely affect the business of the Company or the transactions contemplated by this Agreement, shall be in effect.

          (ii) Each of the terms, covenants and conditions of this Agreement to be complied with and performed by the Company on or prior to the Closing Date shall have been duly complied with and performed in all material respects, or the Investor shall have waived such compliance or performance, and all documents to be delivered or actions to be taken by the Company pursuant to Section 2.5 shall have been delivered or performed.

          (iii) Each of the representations and warranties made by the Company herein shall be true and correct in all material respects as of the date hereof and as of the Closing Date (unless such representation and warranty is made as of a specific date and then shall be true and correct in all material respects as of such date) with the same force and effect as though such representations and warranties had been made as of the Closing Date.

          (iv) The Managing Members of the Company shall have approved the transactions contemplated by this Agreement, in each case as required by applicable law and in accordance with the Company Agreement.

          (v) The form and substance of all instruments and documents required to be delivered pursuant to this Agreement by the Company shall be reasonably satisfactory in all respects to Investors.

          (vi) At or prior to the Closing, the various parties named therein shall have executed and delivered the agreements and other documents set forth on Exhibit B attached hereto (collectively, the "Related Agreements"), all of which shall be in full force and effect and none of which shall have been amended or breached, and the transactions contemplated by the Related Agreements to be consummated at or prior to the Closing shall have been consummated.

          (vii) At the Closing, the Company shall sell and issue to the Investors Notes in the aggregate principal amount of Fifty Million Dollars ($50,000,000).

          (viii) At the Closing, CRIL and V2H shall have contributed to the capital of the Company Five Million Dollars ($5,000,000) in the aggregate, in exchange for One Million (1,000,000) Common Units in the aggregate.



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          (ix) the holders of the outstanding common shares of beneficial interest of Capital Trust shall have duly approved the form of Amended and Restated Declaration of Trust attached at Annex C to the Capital Trust Proxy Statement (as defined in the Company Agreement) and such Amended and Restated Declaration of Trust shall have become effective in accordance with the laws of the State of California (such effective date being the "Approval Date").

          (b) The obligation of the Company to close the transactions contemplated hereunder is subject to the satisfaction on or prior to the Closing Date of the following conditions:

          (i) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (A) preventing the consummation of the Closing of the transactions contemplated by this Agreement or (B) which is reasonably likely to materially adversely affect the business of the Company or the transactions contemplated by this Agreement, shall be in effect.

          (ii) Each of the terms, covenants and conditions of this Agreement to be complied with and performed by Investors on or prior to the Closing Date shall have been duly complied with and performed in all material respects, or the Company shall have waived such compliance or performance, and all documents to be delivered or actions to be taken by Investors pursuant to
     Section 2.5 shall have been delivered or performed.

          (iii) Each of the representations and warranties made by the Investors herein shall be true and correct in all material respects as of the date hereof and as of the Closing Date (unless such representation and warranty is made as of a specific date and then shall be true and correct in all material respects as of such date) with the same force and effect as though such representations and warranties had been made as of the Closing Date.

          (iv) The Managing Members of the Company shall have approved the transactions contemplated by this Agreement, in each case as required by applicable law and in accordance with the Company Agreement.

          (v) The form and substance of all instruments and documents required to be delivered pursuant to this Agreement by Investors shall be reasonably satisfactory in all respects to the Company.

          (vi) At or prior to the Closing, the various parties named therein shall have executed and delivered the Related Agreements, all of which shall be in full force and effect and none of which shall have been amended or breached, and the transactions contemplated by the Related Agreements to be consummated at or prior to the Closing shall have been consummated.




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          (vii) At the Closing, the Notes in the aggregate principal amount of
     Fifty Million Dollars ($50,000,000) shall be purchased by the Investors.

          Section 2.5 Additional Closing Deliveries.

          (a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Investor the documents listed below, in form and substance reasonably satisfactory to Investors:

          (i) the Certificate of Formation of the Company, certified as of the Closing Date by a Managing Member of the Company;

          (ii) a good standing certificate from the State of Delaware, dated as of a recent date prior to the Closing Date and certified by the Secretary of State or other authorized governmental entity;

          (iii) a copy of the Company Agreement, certified as of the Closing Date by a Managing Member of the Company;

          (iv) resolutions of the Managing Members of the Company approving and authorizing this Agreement and the transactions contemplated hereby, including the approval of the issuance and delivery of the Notes, certified as of the Closing Date by a Managing Member of the Company as being in full force and effect without modification or amendment;

          (v) a certificate of the Company certifying that the conditions set forth in Sections 2.4(a)(ii) and (iii) have been satisfied;

          (vi) the opinion of Battle Fowler LLP, special counsel to the Company, substantially in the form of Exhibit C hereto, and the opinion of Rosenberg & Liebentritt, P.C., special counsel to the Company, in form satisfactory to the Investors, that the transactions contemplated by that certain Class A 9.5% Cumulative Convertible Preferred Share Purchase Agreement, by and between Capital Trust and the Company referred to in Exhibit B hereto, does not require compliance with the reporting obligations of the Hart-Scott-Rodino Antitrust Improvements Act; and

          (vii) such other documents as may be reasonably requested by Investor prior to the Closing Date in connection with the Closing of the transactions contemplated by this Agreement.

          (b) On or prior to the Closing Date, each Investor shall deliver or cause to be delivered to the Company, in form and substance satisfactory to the Company, such documents as may be reasonably requested by the Company prior to the Closing Date in connection with the Closing of the transactions contemplated by this Agreement.




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                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

          The Company represents and warrants to the Investors as follows:

          Section 3.1 Existence and Authority.

          (a) The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has full power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary limited liability company actions on the part of the Company, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles.

          (b) The Company has full power to carry on the business in which it proposes to engage.

         Section 3.2 Capitalization. The authorized Interests of the Company consist of Common Units and Preferred Units. Immediately following the Closing, there shall be issued and outstanding 1,000,000 Common Units, 500,000 of which shall be held beneficially and of record by CRIL and 500,000 of which shall be held beneficially and of record by V2H. Upon their issuance, all of the Common Units shall be duly authorized, validly issued, fully paid and nonassessable. There are no preemptive rights with respect to the issuance of Common Units. There are no outstanding or authorized options, warrants, rights, contracts, rights to subscribe, conversion rights or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or acquisition of any of the Company's Common Units or Preferred Units.

          The Company does not, directly or indirectly, own or control or have any capital, equity, partnership, participation or other interest in any Person.

         Section 3.3 No Consents, Approvals, Violations or Breaches. Neither the Execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof, applicable to the Company other than any action required to be taken by Investor, (ii) violate any provision of the



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certificate of formation of the Company or the Company Agreement, (iii) assuming no violation on the part of any Investor, violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to the Company, or (iv) assuming no violation on the part of any Investor, violate, conflict with, or result in a material breach of any provisions of, or constitute a material default (or any event which, with or without due notice or lapse of time, or both, would constitute a material default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company is a party. The Company is not (x) in violation of, or default under, any terms or provisions of its constituent documents or (y) to the Company's knowledge, in violation of, or default under, any lien, mortgage, lease, indenture, agreement, instrument, order, judgment, decree or law to which it is a party or by which it is bound or subject.

          Section 3.4 Reservation, Etc. As of the Closing Date, sufficient authorized but unissued Preferred Units will have been reserved by appropriate action of the Company in connection with the prospective conversion of the Notes. The issuance of the Notes and the Preferred Units into which the Notes are convertible does not require any further authorizing action by the Managing Members of the Company, is not subject to preemptive rights of any present Member of the Company, and does not conflict with any provision of any agreement to which the Company is a party.

          Section 3.5 Outstanding Debt. The Company does not have, and on the Closing Date will not have, any outstanding Indebtedness except for the Notes.

          Section 3.6 Brokers.  Neither the Company, the Managing
Members nor any of their respective Affiliates have engaged any broker in connection with the transactions contemplated by this Agreement, and no Person acting on behalf of the Company, the Managing Members or their respective Affiliates is or will be entitled to any brokerage fee, commission, finder's fee or financial advisory fee, directly or indirectly, from the Company in connection with the transactions contemplated by this Agreement.

          Section 3.7 Full Disclosure. The representations and warranties of the Company in this Agreement are not false or misleading in any material respect nor do they omit to state a material fact necessary in order to make the representations and warranties contained herein not misleading in any material respect.




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                                    ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF INVESTORS

         Each Investor hereby severally represents and warrants to the Company as to itself as follows:

         Section 4.1 Existence and Authority of Investor. Investor has been duly formed and is validly existing and in good standing under the laws of the State of its formation and has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Investor and the consummation by Investor of the transactions contemplated hereby have been duly authorized by all necessary corporate proceedings on the part of Investor, and this Agreement constitutes the valid and legally binding obligation of Investor, enforceable against Investor in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles.

         Section 4.2 No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by Investor, nor the consummation by Investor of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to Investor, other than any action required to be taken by the Company, (ii) violate any provision of the organizational or operating documents of Investor,
(iii) assuming no violations on the part of the Company, violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to Investor, the violation of which would have a material adverse effect upon Investor or the Company, or (iv) assuming no violation on the part of the Company, violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Investor is a party or by which Investor or any of its properties or assets may be bound which would have a material adverse effect upon Investor or the Company.

         Section 4.3 Investment Intent. The Notes and, upon conversion, the Preferred Units, will be held by Investor for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act, nor with any present intention of distributing or selling the same. Investor acknowledges that the certificates evidencing the Notes and the Preferred Units to be issued upon conversion of the Notes, contain or will contain customary legends the Company may apply, and that neither the Notes nor the Preferred Units underlying the Notes, has been
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laws, and that the Notes and the Preferred Units may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act or any applicable state securities laws, except pursuant to an applicable exemption. Investor understands that the Notes and the Preferred Units have not been, and will not be, registered under the Securities Act by reason of an exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Investor's representations as expressed herein. Investor is not a partnership formed solely for the purpose of investing in the Notes or the Preferred Units, or if Investor is a partnership formed solely for the purpose of investing in the Notes or such Preferred Units, each partner of such partnership is an accredited investor as defined in Rule 501 of Regulation D under the Securities Act.

          Section 4.4 Accredited Investor. Investor is an "accredited investor" as defined in Rule 501 under the Securities Act.

          Section 4.5 Rule 144. Investor acknowledges that the Notes and Preferred Units must be held indefinitely unless subsequently registered under the Security Act or an exemption from such registration is available. Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, in most circumstances (i) the existence of a public market for the shares, (ii) the availability of certain current public information about the Company, (iii) the resale occurring not less than one (1) year after a party has purchased and fully paid for the shares, (iv) the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)), and (v) the number of shares being sold during any three (3) month period not exceeding specified limitations.

          Section 4.6 No Public Market. Investor understands that no public market now exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for any of the Company's securities.

          Section 4.7 Access to Data. Investor has been offered the opportunity to discuss the Company's business, management, and financial affairs with the Company's and Capital Trust's management. Investor has also been offered the opportunity to ask questions of the Managing Members and officers of the Company and Capital Trust's respectively, and, if it did so, its questions were answered to its satisfaction.

          Section 4.8 Knowledge and Experience. Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Notes and, upon conversion, the Preferred Units.

         Section 4.9 Brokers. Neither Investor nor any of its Affiliates has engaged any broker in connection with the transactions contemplated by this Agreement or the Related Agreements and no Person acting on behalf of Investor or any of its Affiliates is or will be entitled to any brokerage fee, commission, finder's fee or financial advisory



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fee, directly or indirectly, from Investor or any of its Affiliates in connection with the transactions contemplated by this Agreement or the Related Agreements.


                                    ARTICLE 5

                            COVENANTS OF THE COMPANY

         During the period from the date hereof to the Closing Date, the Company covenants and agrees as follows:

         Section 5.1 Operations in Ordinary Course. The Company covenants and agrees that the Company shall not conduct its business and operations in such a manner as to impair its ability to consummate the transactions contemplated hereunder, nor will it engage in any transaction, take any action or omit to take any action, which could reasonably be expected to impair its ability to consummate the transactions contemplated hereunder.

         Section 5.2 Conditions to Closing. The Company shall use its reasonable best efforts to satisfy, as expeditiously as reasonably possible, all of the conditions to the obligations of the Company hereunder within the Company's control, including obtaining all consents, approvals and agreements which are required in order to consummate the transactions contemplated hereby.


                                    ARTICLE 6

                              COVENANTS OF INVESTOR

         Section 6.1 Conditions to Closing. Investor shall use its reasonable best efforts to satisfy, as expeditiously as reasonably possible, all of the conditions to the obligations of Investor hereunder within Investor's control, including obtaining all consents, approvals and agreements which are required in order to consummate the transactions contemplated hereby.


                                    ARTICLE 7

                               FURTHER AGREEMENTS

         Section 7.1 Further Assurances. Each party to this Agreement shall, at the request of another party to this Agreement, at any time and from time to time following the Closing hereunder, execute and deliver or cause to be executed and delivered all such further instruments and take or cause to be taken all such further action as may be reasonably necessary or appropriate in order more effectively to sell, assign, transfer and convey to Investor the Notes and, upon conversion thereof, the Preferred Units, or otherwise to confirm or carry out the provisions of this Agreement and/or the Related Agreements to which such person is a party.




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         Section 7.2 Investor's Access to Records. The Company shall afford
Investor and its authorized representatives access during normal business hours to their respective properties, books and records, in order that they may have the opportunity to make such investigations as they shall desire to make of the affairs of the Company. The Company shall cause its Members, employees, investment bankers, counsel, accountants and other authorized representatives to furnish such additional financial and operating data and other information as Investor and such other persons shall from time to time reasonably request.

         Section 7.3 Home Office Payment. The Company agrees that the Company will make any payments to Investor on the Notes or, upon conversion, the Preferred Units, by wire transfer in immediately available funds at the location of Investor's account, on the date of payment to such account as specified by Investor in writing to the Company.

         Section 7.4 Confidentiality. Except to the extent disclosure is required by law, or in response to any governmental authority, or in connection with any litigation relating to an alleged breach of this Agreement, each party shall maintain the confidentiality of all information obtained from the other party hereto other than information that is otherwise publicly available and shall use such information only for purposes reasonably related to this Agreement and the transactions contemplated hereby.

          Section 7.5 Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated (unless the failure to so consummate such transactions arises as a result of a breach of this Agreement by an Investor), to pay, and save each Investor harmless against liability for the payment of, all out-of-pocket expenses incurred by the Investors in connection with (a) the negotiation, documentation and closing of such transactions, including all document production and duplication charges and the fees and expenses of any special counsel engaged by the Investors in connection with this Agreement and the transactions contemplated hereby (up to $75,000 in the aggregate for all Investors), and (b) the reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by any Investor in enforcing (or determining whether or how to enforce) any rights under this Agreement, the Notes or the Company Agreement (including, without limitation, reasonable costs and expenses incurred in any bankruptcy case involving the Company) or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby. The obligations of the Company under this
Section 7.5 shall survive the transfer of any Note or portion thereof or interest therein by any Investor and the payment or conversion of any Note.




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                                    ARTICLE 8

                                 MISCELLANEOUS

         Section 8.1 Survival of Representations, Warranties and Covenants Notwithstanding any investigation made by or on behalf of Investor or the Company, the representations and warranties of the Investor and the Company contained in this Agreement shall be continuing representations and warranties and shall survive the Closing for a period of one year thereafter. The covenants and other agreements of the Company and Investor contained in this Agreement shall be continuing covenants and agreements and shall survive the Closing indefinitely.

          Section 8.2 Indemnification.

          (a) From and after the Closing Date, the Company shall hold the Investors harmless from and against, and reimburse the Investors for any damages resulting from, any and all loss, liability, damage or expense (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements) resulting to the Investors and based upon, arising out of or otherwise in respect of any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement.

          (b) From and after the Closing Date, each Investor shall hold the Company harmless from and against, and reimburse the Company for any damages resulting from, any and all loss, liability, damage or expense (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements) resulting to the Company and based upon, arising out of or otherwise in respect of any breach of any representation, warranty, covenant or agreement of such Investor contained in this Agreement.

          (c) Notwithstanding the foregoing provisions of this Section 8.2, no Investor shall be entitled to recover under Section 8.2(a) hereof, and the Company shall not be entitled to recover under Section 8.2(b) hereof, unless a claim has been asserted by such Investor or the Company (as the case may be) by written notice, specifying the alleged breach of representation, warranty, covenant or agreement in reasonable detail, delivered to the Company or Investor (as the case may be) on or prior to expiration of the survival period for such claim as set forth in Section 8.1

          Section 8.3 Assignment. This Agreement and all covenants and agreements by or on behalf of the parties hereto which are contained herein shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, including without limitation all subsequent holders of Notes, whether so expressed or not.

         Section 8.4 Notices. Any notices or other communications required or permitted hereunder shall be sufficient if in writing and delivered by hand or sent by telecopy, or sent, postage prepaid, by registered, certified or express-mail, or by recognized overnight air courier service and shall be deemed given when so delivered by hand or



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telecopied, or if mailed or sent by overnight courier service, on the fifth
(5) Business Day after mailing (one Business Day in the case of express mail or overnight courier service) to the parties at the following addresses:

         If to the Company to:

               Veqtor Finance Company, LLC
               885 Third Avenue, 12th Floor
               New York, NY  10022
               Attention:  John R. Klopp
               Facsimile:  (212) 593-0316

         with a copy to:

               Equity Group Investments, Inc.
               Two North Riverside Plaza, 7th Floor
               Chicago, Illinois 60606
               Attention:  Gary R. Garrabrant
               Facsimile:   (312) 454-0157

         and:

               Rosenberg & Liebentritt, P.C.
               Two North Riverside Plaza
               Suite 1600
               Chicago, Illinois  60606
               Attention:  Alisa M. Singer
               Facsimile:  (312) 454-0335

         and:

               Battle Fowler LLP
               East 55th Street
               New York, New York 10022
               Attention:  Thomas E. Kruger
               Facsimile:   (212) 856-7815

          If to an Investor to the address set forth on such Investor's signature page hereto, or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein.

          Section 8.5 Entire AgreementSection Entire Agreement. This Agreement, including the Exhibits hereto, constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written. No



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amendment or modification of the terms of this Agreement shall be binding or effective unless expressed in writing and signed by each party.

         Section 8.6 No Waiver. The waiver by any party of the breach of any of the terms and conditions of, or any right under, this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition or of any similar right. No such waiver shall be binding or effective unless expressed in writing and signed by the party giving such waiver.

          Section 8.7 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not in any way be impaired or affected.

         Section 8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements executed and to be fully performed in such State, without giving effect to its choice of law provisions.

         Section 8.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         Section 8.10 Construction. The Article and Section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.


                            [SIGNATURE PAGES FOLLOW]





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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                              VEQTOR FINANCE COMPANY, LLC

                              By:  CalREIT Investors Limited Partnership,
                                     its Managing Member


                                   By:  Zell General Partnership, Inc.


                                        By:     /s/ Donald J. Liebentritt
                                           ____________________________________
                                           Donald J. Liebentritt, Vice President


                                   By: V2 Holdings LLC, its Managing Member


                                       By:      /s/ John R. Klopp
                                          _____________________________________
                                                     John R. Klopp




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



                              INVESTOR:

                              BankAmerica Investment Corporation

                              By:   /s/ C. Richard Schuler
                                 ______________________________________________
                                 Name:
                                 Title:

                                 Address:  ____________________________________
                                           ____________________________________
                                           ____________________________________
                                           Attention:
                                           Telecopy:
                                           Phone Number:

                                 Federal Tax I.D. Number:  ____________________


          Principal Amount of Notes to be Purchased:  $5,000,000


                             INVESTOR:

                              BankBoston Investments, Inc.

                              By:   /s/ Mary Josephs Reilly
                                 ______________________________________________
                                 Name:
                                 Title:

                                 Address:  ____________________________________
                                           ____________________________________
                                           ____________________________________
                                           Attention:
                                           Telecopy:
                                           Phone Number:

                                 Federal Tax I.D. Number:  ____________________


          Principal Amount of Notes to be Purchased:  $15,000,000



                            INVESTOR:

                              First Chicago Capital Corporation

                              By:   /s/ Robert P. Karnes
                                 ______________________________________________
                                 Name:
                                 Title:

                                 Address:  ____________________________________
                                           ____________________________________
                                           ____________________________________
                                           Attention:
                                           Telecopy:
                                           Phone Number:

                                 Federal Tax I.D. Number:  ____________________


          Principal Amount of Notes to be Purchased:  $15,000,000

                            INVESTOR:

                              Wells Fargo & Company

                              By:   /s/ Alan J. Pabst
                                 ______________________________________________
                                 Name:
                                 Title:

                                 Address:  ____________________________________
                                           ____________________________________
                                           ____________________________________
                                           Attention:
                                           Telecopy:
                                           Phone Number:

                                 Federal Tax I.D. Number:  ____________________


          Principal Amount of Notes to be Purchased:  $15,000,000

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                                    EXHIBIT A

                                  FORM OF NOTE




                                 [See Attached]




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                                    EXHIBIT B

                               RELATED AGREEMENTS



1.   The Company Agreement.

2. The Class A 9.5% Cumulative Convertible Preferred Share Purchase Agreement, by and between Capital Trust and the Company, in the form attached as Annex A to the Capital Trust Proxy Statement.

3.   Common Stock Purchase Agreement, by and between CalREIT Investors
     Limited Partnership and the Company, to be dated as of the Approval Date.



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